Exhibit 10.32

CONSULTANT AGREEMENT FOR SERVICES

This agreement (the “Agreement”) is made as of January 11, 2018 by and between: Better Holdco, Inc., its subsidiaries and affiliates, (“Better” or “Company”), a Delaware corporation, and Holy Machine LLC, (“HM”), an limited liability company.

RECITALS:

Whereas Better desires to engage HM to provide consulting services to Better (the Services);

NOW THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter entered into, the parties agree as follows:

1.

Terms of Agreement. The engagement commenced on November 15, 2018 and shall continue through November 15, 2022 unless terminated. [***] Sections four (4) through fourteen (14) of this Agreement shall survive any termination of this Agreement.

2.	Duties. HM shall provide consulting services [***], and [***].

3.

Compensation and Terms. Better shall pay HM [***] per month for the Services in this Agreement. HM shall provide Better with an invoice monthly. Payment will be due within [***] of receipt of the invoice. Within ten days of signing this agreement, Better shall also grant HM [***] options, [***]

4.	Confidentiality. HM’s confidentially obligations are set forth in the non-disclosure agreement dated January 16, 2019.

5.

Relationship. HM is retained by Better solely for the purposes and to the extent set forth in this Agreement, and HM’s relationship to Better shall during the terms of this Agreement be that of an independent contractor. HM is solely responsible for the payment of any taxes it incurs as a result of this Agreement. HM is solely responsible for its own benefits, including, but not limited to, health benefits, dental benefits, vision benefits, unemployment insurance and workers compensation.

6.

Ownership. Any inventions, discoveries, improvements or works of authorship made by HM, alone or jointly with others, and all results and proceeds of HM’s services to the Company (“Results and Proceeds”) at any time during his engagement by the Company which are made, conceived, reduced to practice or learned by HM in the course and scope of this engagement or with the use of the Company’s time, materials or facilities, or relating to any subject matter with which HM’s work for the Company is concerned, are “works made for hire” as the phrase is defined in the Copyright Act of 1976 (17 U.S.C. 101 et seq.). Any such works made for hire are hereby assigned to the Company for its benefit and shall be the exclusive property of the Company. If it is ever determined that any Results and Proceeds are not considered “works made for hire” HM hereby grants to Company all rights of every kind and nature, whether now known or hereafter devised, in and to such Results and Proceeds. Company has the exclusive right to obtain and own all copyrights (and renewals and extensions thereof) in such Results and Proceeds and, for this purpose, Company shall be deemed the author of the same. Notwithstanding anything to the contrary, neither the expiration nor the termination of this Agreement shall affect the Company’s ownership of the Results and Proceeds or alter any of the Company’s rights or privileges hereunder.

7.	Reserved:

8.

Entire Agreement: This Agreement, and the non-disclosure agreement signed between the parties, constitutes the entire agreement between the parties as to the subject matter hereof, no representations having been made by either of the parties except as are specifically set forth herein. No rights or obligations, other than those expressly recited herein, are to be implied from this agreement.

9.

Compliance with Laws and Contracts, Indemnification. During the course of this Agreement, HM will comply with all applicable laws, regulations, and this Agreement, including terms of service, relevant to the Services provided hereunder. HM shall indemnify Better for any damages actually incurred arising directly from the failure of HM to comply with this provision as a result of HM’s gross negligence or intentional misconduct.

10.

Severability. If any of the provisions of this agreement, or any part hereof, is construed to be invalid or unenforceable, the same shall not affect the remainder of such provision or provisions, which shall be given full effect.

11.

Waiver, Modification, or Cancellation. Any waiver, alteration, or modification of any of the provisions of this Agreement or cancellation or replacement of this Agreement shall not be valid unless specified in writing and signed by the parties.

12.

Governing Law/Arbitration. All differences or disputes arising out of or related to this Agreement, including those related to its validity, interpretation, performance or termination, shall be governed by the laws of [***], excluding its principles of conflict or choice of law that may result in the application of the laws of another jurisdiction. Any litigation regarding the interpretation, breach or enforcement of this Agreement will be resolved by confidential arbitration, [***] and both parties hereby submit to the exclusive jurisdiction of such arbitration.

13.

Non-Disparagement. Neither party to this agreement shall, in any communications with the press or other media or any actual or prospective borrower, investor, or other business partner of the other party, make any statement which ridicules, disparages or is derogatory of the other, or of its affiliates, or any of their respective officers, owners or employees.

14.

Miscellaneous. The rights of the Parties under this agreement shall inure to the benefit of, and shall be binding upon, their successor and assigns. This agreement is for the benefit of the Parties and is not intended to confer rights upon any other person. This agreement may not be assigned by any party without the prior written consent of the other party. This agreement may be signed in two or more counterparts, each of which will be an original and all of which, when taken together, will constitute one agreement. No party shall be deemed to have waived the exercise of any right that it holds under this Agreement or at law unless such waiver is expressly made in writing. Failure of a party at any time, and for any length of time, to require performance by the other party of any obligation under this Agreement shall in event affect the right to require performance of that obligation or the right to claim remedies for breach under the Agreement or at law. This agreement may be signed by any party by the delivery by email or facsimile of a copy of the signature page hereof duly signed by such party. Any copy of this agreement so signed by email or facsimile will be deemed to be an originally signed copy of this agreement.

SIGNATURES

In witness of their agreement to the terms above, the parties or their authorized agents hereby affix their signatures:

Better Holdco, Inc.

By	/s/ Nicholas J. Calamari
Name:	Nicholas J. Calamari
Title:	General Counsel

Aaron HM

By	/s/ Aaron Schildkrout

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